UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2012, the Board of Directors of The Pantry, Inc. (the “Company”) appointed Dennis G. Hatchell as the Company’s President and Chief Executive Officer, effective March 5, 2012.  He will succeed Edwin J. Holman who served as interim CEO since October 2011.  Mr. Holman will remain in his position as Chairman of the Board of Directors of the Company, working closely with Mr. Hatchell.

Mr. Hatchell, who is 62 years of age, joined the Company from Alex Lee, Inc., a multiplatform food-service corporation (“Alex Lee”), where he served as Vice Chairman since April 2011.  Prior to becoming Vice Chairman, Mr. Hatchell served as President and Chief Operating Officer of Alex Lee from December 1995 to April 2011, where he was responsible for developing and implementing the company’s strategic business plan and operating budgets and overseeing its three operating companies as well as carrying out the succession plan, supervision and training of senior leadership.  Mr. Hatchell has also served as President of Lowes Food Stores, Inc., a division of Alex Lee, from 1989 to 1995 and Group Vice President of Merchandising and Store Operations from 1986 to 1989 for H. E. Butt Grocery Company in San Antonio, Texas.  Prior to that, Mr. Hatchell served as President of Merchant Distributors, Inc., a division of Alex Lee from 1980 to 1986.  He also served in several positions rising to Vice President, General Manager of Western Grocers (Super Valu) in Denver, Colorado from 1972 to 1980.   Mr. Hatchell received a Bachelor degree from University of Colorado in 1971.

In connection with his employment, Mr. Hatchell has entered into an employment agreement with the Company effective March 5, 2012 (the “Agreement”), a copy of which is attached hereto as Exhibit 10.1 and the terms and conditions of which are incorporated herein by reference.  The initial term of the Agreement is approximately three years, with Mr. Hatchell’s employment commencing on March 5, 2012 and terminating on the last day of the fiscal year ending on or around September 30, 2014, subject to automatic renewal for successive one-year terms unless either party gives the other notice of non-renewal or the Agreement is otherwise terminated.  Under the Agreement, effective at the next regularly scheduled Board meeting after the Company’s shareholders’ meeting on March 14, 2012, the Board has agreed to appoint Mr. Hatchell to serve as a member of the Board.

Under the Agreement, Mr. Hatchell will receive an initial annual salary of $750,000, subject to periodic increases in the discretion of the Company’s Board of Directors.  In addition, on the effective date of the Agreement Mr. Hatchell will receive: (1) shares of restricted stock with a value on the date of grant of $435,937.50 with time-based vesting restrictions (the “Effective Date Time Restricted Stock”); (2) shares of performance-based restricted stock where the target number of shares is determined by dividing $361,000 by the fair market value on the date of grant (the “Performance-Based Restricted Stock ”); (3) an option to purchase shares of the Company’s common stock with a grant date fair value of $98,438 (the “Stock Options”) and (4) a sign-on bonus in the amount of $46,100.  In addition, in December 2012, subject to his continued employment with the Company, Mr. Hatchell will receive shares of restricted stock with a value on the date of grant of $435,937.50 with time-based vesting restrictions (together with the Effective Date Time Restricted Stock, the “Initial Time Restricted Stock”).  For fiscal 2012, Mr. Hatchell will receive a cash bonus equal to the greater of $437,500 or the amount he would received under the Company’s bonus plan applicable to its senior executives, provided that he is still employed with the Company at the time of bonus payments.

Pursuant to the Agreement, Mr. Hatchell will receive cash living allowance of $3,000 per month for two months and will be paid $150,000 when he purchases a residence in the Cary, North Carolina area, in lieu of certain benefits provided for in the Company’s executive and senior officer relocation policy.  Mr. Hatchell will also be eligible to participate in all medical, dental, disability, insurance, 401(k), pension, vacation and other employee benefit and incentive plans made available to Company employees at Mr. Hatchell’s level.    Mr. Hatchell will also receive payment of his legal expenses incurred in connection with the negotiation of the Agreement up to a maximum of $25,000.

If Mr. Hatchell’s employment is terminated by the Company for Cause (as defined in the Agreement), by Mr. Hatchell without Cause, or by Mr. Hatchell’s notice of non-renewal, the Company’s obligation to compensate Mr. Hatchell ceases on the date of termination except for amounts due at that time.  If Mr. Hatchell’s employment with the Company is terminated by notice of non-renewal, without Cause or by Good Reason (as defined in the Agreement) then in addition to amounts due Mr. Hatchell on the effective date of termination, Mr. Hatchell will be entitled to receive, subject to the execution of a release, (i) an amount equal to one and one-half (1.5) times his then current base salary, payable in equal monthly installments for twelve (12) months, subject to reduction by the amount of compensation received by Mr. Hatchell for certain employment or consulting services during such period; (ii) a prorated bonus for the fiscal year in which the effective termination occurs; (iii) immediate vesting of the Initial Time Restricted Stock; and (iv) health insurance continuation until the earlier of the date that is twelve months following the date of termination or until Mr. Hatchell becomes eligible for comparable group health insurance coverage under the health plan of another employer.

If Mr. Hatchell’s employment is terminated within eighteen (18) months following a Change in Control (as defined in the Agreement) either by the Company without Cause or by Mr. Hatchell for Good Reason Following a Change in Control (as defined in the Agreement), then he will be entitled to receive in addition to amounts due on the effective date of termination (i) a lump sum payment of two times the sum of his base salary then in effect and his target bonus for the year in which termination occurs (subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended),  (ii) health insurance for a period of twenty-four months from the termination date or until he becomes eligible for comparable coverage under health, life and disability plans of another employer, (iii) any accrued and earned annual bonus for any previously completed fiscal year, and (iv) immediate vesting of the Initial Time Restricted Stock.

The Agreement contains other terms and provisions that are customary for employment agreements of this nature, including a covenant prohibiting Mr. Hatchell from, during his employment and for twelve (12) months following the termination of his employment, participating in the convenience store business in North Carolina, South Carolina, Florida or any other state in which the Company owns or operates ten or more convenience stores on the date of termination of employment or soliciting the Company’s employees for employment.

The Stock Options will be granted pursuant to an award agreement, a copy of which is attached hereto as Exhibit 10.2 and the terms and conditions of which are incorporated herein by reference, and the Company’s 2007 Omnibus Plan (the “Plan”), which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 3, 2007.  The Stock Options will be granted at fair market value on the date of the grant and vest and become exercisable in three equal installments on each of the first, second and third anniversaries of the vesting commencement date, subject to the acceleration in full in the event of death or disability.  The Stock Options terminate on the earlier of the termination of the Award Agreement, the expiration of seven years from the grant date or ninety days after the termination of Mr. Hatchell’s employment, subject to extended terms for termination as a result of death, disability or retirement.

The Initial Time Restricted Stock will be granted pursuant to an award agreement, a copy of which is attached hereto as Exhibit 10.3 and the terms and conditions of which are incorporated herein by reference, and the Plan.  The Initial Time Restricted Stock will vest with respect to one-third of the shares on each of the first, second and third anniversaries of the grant date, so that all restrictions will have lapsed as to the Initial Time Restricted Stock three years from the grant date, subject to the acceleration discussed above.  Any restrictions remaining on the Initial Time Restricted Stock will lapse in the event that Mr. Hatchell’s employment is terminated by reason of death, Disability (as defined in the Agreement), notice of non-renewal, without Cause, for Good Reason or for Good Reason Following a Change of Control pursuant to the Agreement.  Any additional time restricted stock awarded to Mr. Hatchell after the award of the Initial Time Restricted Stock will be granted pursuant to the award agreement attached hereto as Exhibit 10.4 and the terms and conditions of which are incorporated herein by reference, and the Plan.

The Performance-Based Restricted Stock will be granted pursuant to an award agreement, a copy of which is attached hereto as Exhibit 10.5 and the terms and conditions of which are incorporated herein by reference, and the Plan.  The Performance-Based Restricted Stock will vest in three annual installments on the first, second, and third anniversaries of the effective date of employment, provided Mr. Hatchell is employed on such respective anniversary and Mr. Hatchell achieves the annual performance measures established for such fiscal year.  Any annual installment of shares of Performance-Based Restricted Stock will be forfeited if the annual performance criteria are not met.  Any restrictions remaining on the Performance-Based Restricted Stock will lapse in the event that Mr. Hatchell is terminated by reason of death or disability.  With regard to the Initial Time Restricted Stock and Performance-Based Restricted Stock, Mr. Hatchell will have all rights of a stockholder, including dividend and voting rights.

The treatment of all of Mr. Hatchell’s equity awards upon his retirement is set forth in the Agreement. “Retirement” for purposes of any equity award granted to Mr. Hatchell by the Company means:  (1) he has attained the age sixty-five (65) with at least five and one-half (5 ½) completed years of service to the Company, (2)  the Board of Directors has determined that he has developed and implemented a successful transition plan for a new President and Chief Executive Officer and has cooperated in good faith in carrying out such transition plan, and (3) he has achieved the performance goals for fiscal 2015, 2016 and 2017 at target level (when measured in the aggregate) under his performance-based restricted stock awards.  Upon Retirement, Mr. Hatchell shall be treated for the purposes of any equity agreements for any unvested stock options and time and performance-based restricted stock (the “Unvested Equity”) as if he has continued service with the Company.  Upon Mr. Hatchell’s Retirement, all performance objectives under his unvested performance-based restricted stock shall be deemed to have been met at target and the only restrictions remaining on such performance-based restricted stock shall be time restrictions.  The Unvested Equity shall continue to vest after his Retirement so long as he complies with his obligations and covenants set forth in the Agreement regarding competitive business activities, trade secrets, confidential information and corporation property (the “Covenants) until the end of the period in which all Unvested Equity have become vested (the “Post-Retirement Vesting Period”).  If he breaches a Covenant during the Post-Retirement Vesting Period, all Unvested Equity shall immediately be forfeited.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Agreement effective as of March 5, 2012 by and between Dennis G. Hatchell and the Company
10.2	Form of Award Agreement (Awarding Nonqualified Stock Option to Dennis Hatchell)
10.3	Form of Award Agreement (Awarding Initial Time Restricted Stock to Dennis G. Hatchell)
10.4	Form of Award Agreement (Awarding Time Restricted Stock to Dennis G. Hatchell)
10.5	Form of Award Agreement (Awarding Performance-Based Restricted Stock to Dennis G. Hatchell)
99.1	Press release dated February 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Mark R. Bierley
Mark R. Bierley Senior Vice President and Chief Financial Officer

Date: February 16, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement effective as of March 5, 2012 by and between Dennis G. Hatchell and the Company
10.2	Form of Award Agreement (Awarding Nonqualified Stock Option to Dennis Hatchell)
10.3	Form of Award Agreement (Awarding Initial Time Restricted Stock to Dennis G. Hatchell)
10.4	Form of Award Agreement (Awarding Time Restricted Stock to Dennis G. Hatchell)
10.5	Form of Award Agreement (Awarding Performance-Based Restricted Stock to Dennis G. Hatchell)
99.1	Press release dated February 15, 2012